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BANSAL & CO LLP
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of in this Amendment No. 11 to the Registration Statement on Form F-1 of our report dated September 24, 2024 of ZenaTech Inc. relating to the review of consolidated financial statements for the six months ended June 30, 2024 and reference to our firm under the caption experts in the registration statement.

For Bansal & Co. LLP,

Bansal

BANSAL & CO LLP New Delhi Chartered Accountants

New Delhi

September 24, 2024